British American Tobacco
Code for Share Dealing
Edition Date: 30 January 2025
Company Secretarial
& Legal Affairs
Exhibit 11.2
Exhibit 11.2

Code for Share Dealing
Contents
SECTION 2. CLEARANCE TO DEAL6
SECTION 3. TYPES OF DEALING7
SECTION 4. CLEARANCE PROCEDURE11
SECTION 5. GLOSSARY12

Code for Share Dealing
SECTION 1. INTRODUCTION AND SUMMARY OF THE REQUIREMENTS
PURPOSE OF THE CODE
The purpose of the Code for Share Dealing (the Code) is to ensure that anyone subject to the Code does not abuse, and does not place themselves under suspicion of abusing, any information about
British American Tobacco p.l.c. (BAT or the Company) and its subsidiaries (together the Group)
which is not available to other investors.
To that end, the Code governs your ability to deal in securities of BAT. You should pay particular attention if you plan to:
•buy, sell or transfer BAT securities (including but not limited to shares, ADRs, options and publicly traded bonds issued or guaranteed by BAT);
•join or leave any of the Group’s employee share plans;
•exercise share options, including under any of the Group’s employee share plans;
•stop, start or change your monthly contributions to the UK Share Incentive Plan (SIP);
•enter into or leave any dividend re-investment plan (DRIP);
•change your dividend election to receiving cash or receiving shares; or
•gift shares or receive gifted shares.
A more comprehensive list of what constitutes “dealing” can be found in the Glossary.
The Code ensures that you and the Company comply with the regulatory obligations under the UK
Market Abuse Regulation (MAR), and all relevant assimilated laws applicable in the United
Kingdom. The rules can be complex, so it’s important that you read and understand the relevant sections of the policy, key terms, and their meanings. Please contact one of the Group Company
Secretarial team members (contact details on the next page) if you have any questions or need further help.
Please familiarise yourself with the Glossary of definitions on page 12 as this will assist your understanding of the Code.
WHO DOES THE CODE APPLY TO?
The Code applies to all Directors, employees, contractors and consultants of the BAT Group, including BATIF, and governs your ability to deal in securities of BAT.
Anyone subject to the Code is expected to deal in securities of BAT in a responsible manner and should refrain from speculative trading; trading of a short-term nature; and any other dealing in securities or financial instruments of BAT in a manner that may present a reputational risk to BAT or the Group.
PROHIBITION ON DEALING IN BAT SECURITIES
You might receive Inside Information or confidential non-public information because of the nature of your work, from being involved in a transaction, from looking at a document you are printing for another person or by overhearing a conversation in the lift.
You must not deal in any BAT securities if you are in possession of Inside Information about the
Group. You must also not advise, recommend, encourage or induce someone else to deal in BAT securities at that time – even if you will not profit from such dealing.
Additionally, you must not disclose Inside Information or confidential non-public information to an unauthorised person within or outside the Group (including, for example, family members).
If you engaged in any of the activities above you will be guilty of the criminal offence of insider dealing (Insider Dealing) and will have also committed one of the civil offences of market abuse.
The prohibition on Insider Dealing is not limited to BAT securities. If you are in possession of, or have access to, Inside Information relating to any third party (including, but not limited to, BAT's customers, suppliers, contractors, affiliates or business parties), you must not participate in the activities above in relation to that third party or the securities of that third party.
If you are in doubt about whether you possess, or have access to, Inside Information, you must refrain from trading in BAT securities and contact one of the Group Company Secretarial team members to clarify before commencing with any Dealing.

Code for Share Dealing
Persons falling into any of the five categories specified below must always seek permission to deal.
Share Options and Derivatives: dealing in share options (except through a BAT employee share scheme) and derivatives, relating to underlying securities of BAT,  are strictly prohibited by persons falling into any of the five categories below.  Any such dealing requests will be rejected.
Please refer to Section 3 of the Code for a list of common dealings which require clearance.
The Clearance Procedure and members of the Clearance Panel are detailed in Section 4.
CATEGORIES OF INDIVIDUALS WHO NEED TO SEEK PERMISSION TO DEAL
You will be required to seek permission to deal (also known as clearance to deal), if you fall within one of the below categories:

•A Permanent Insider
oThe Chair of BAT; and
oExecutive Director(s) of BAT.
•A Person Discharging Managerial Responsibilities (PDMR)
oPermanent Insiders (see above);
oA Non-Executive Director of BAT; and
oA member of the BAT Management Board.
oIn addition, Persons Closely Associated (PCAs) with PDMRs are also required to seek clearance.
•A Permanent Restricted Person: A person who, in carrying out their role, has regular access to information which is considered confidential in relation to the day-to-day business of the BAT Group, including BATIF:
oA PDMR (see above);
oDirect reports and PAs of a PDMR;
oA Director of BATIF;
oThe CoSec team; and
oOther senior individuals deemed to have regular access to Group Confidential
Information.
•A Temporary Restricted Person: A person who, in carrying out their role, has temporary and/or occasional access to information which is considered confidential in relation to the day-to-day business of BAT or BATIF:
oA person working on the Group’s Half Year or Full Year results;
oGlobal Leadership Meeting (GLM) attendees; and
oA person on a Group Confidential List.
A person is a Temporary Restricted Person for such periods as they are notified and should seek clearance during those times.
•A Project Insider: A person who, because of a specific project, has access to “Inside
Information” in respect of BAT or BATIF. This is likely to be due to working on a significant
Group project, such as a significant M&A transaction.  A person is a Project Insider for the duration of the specific project unless otherwise notified and should seek clearance during those times.

If you are not in possession of Inside Information and do not fall within any of the above categories, then you are free to deal without seeking clearance.
If you are in any doubt as to whether you fall into one of the above categories, please contact a member of the Group Company Secretarial team (details are set out below) for guidance.

Code for Share Dealing
NOTIFICATIONS
You will be notified if you fall within any one of the above categories, and if your category status changes. It is possible to fall within more than one category and if this is the case, the more restrictive provisions will apply.  If you haven’t been notified but think you should be, please contact a member of the Group Company Secretarial team (details are set out below).
OPEN AND CLOSED PERIODS
At certain times of the year, dealing in BAT securities by those falling into one of the above categories is not permitted at all. These are called “Closed Periods”. Details of the start and end of each Closed Period can be found on the Hub.
POLICY BREACH AND CONSEQUENCES
You must always abide by the terms of the Code. Any Dealing in breach of the Code will be regarded as a serious disciplinary offence which may lead to the instant dismissal of the individual concerned. You may also commit a criminal or civil offence.
CHANGING ROLES
If you move out of one of the categories mentioned above as a result of changing roles or reporting lines within the Group (e.g. no longer directly reporting to a PDMR), you are usually free to deal without seeking clearance. However, if the move happens during a Closed Period, you will continue to fall within that category and therefore be prohibited from Dealing until the end of the Closed
Period.
LEAVING BAT
If you leave BAT, you will no longer be bound by the Code unless:
•BAT is in a Closed Period when you leave BAT. You will continue to be bound by the Code until the end of the Closed Period;
•You are in possession of Inside Information when you leave BAT. You will continue to be bound by the Code until you are no longer in possession of the Inside Information; or
•You are advised by the Group Company Secretarial team that you will still be bound by the
Code after you have left BAT. The Group Company Secretarial team will advise you when you will no longer be bound by the Code.
FURTHER HELP
If you require further support or are in any doubt as to the interpretation and application of this
Code to you, please consult any of the following members of the Group Company Secretarial team in Globe House:
•Group Company Secretary – Caroline Ferland (Caroline_Ferland@bat.com)
•Deputy Company Secretary – Claire Dhokia (Claire_Dhokia@bat.com)
•Senior Assistant Company Secretary – Nancy Jiang (Nancy_Jiang@bat.com)

Code for Share Dealing
SECTION 2. CLEARANCE TO DEAL
You will be required to seek permission to deal (also known as clearance to deal) if you fall within one of the following categories.

I am:	Can I Deal Without Clearance?	Will my application to obtain Clearance to Deal be approved?
A Permanent Insider	No. All active dealing requires clearance. Some automated dealings are covered by bulk clearance^. See Section 3 for a guide to the types of dealing covered. See Section 4 for the clearance procedure.
You will only get clearance to deal if:
•You do not have access to Inside Information (you will be notified if we believe you do have access to such information); and
•Unless your circumstances are exceptional*, BAT is in an Open Period.
Additional obligations for Permanent Insiders, PDMRs and their Persons Closely Associated (PCA):
•You must provide CoSec with details of all your PCA(s) and you are responsible for seeking clearance on behalf of your PCA(s).
•All Dealings/transactions placed by you or your PCA(s) must be notified to the Company
Secretary within 24 hours of placing the dealing/transaction instruction.

A PDMR (including on behalf of their PCAs)
A Permanent or Temporary Restricted Person
You will only get clearance to deal if:
•You do not have access to Inside Information (you will be notified if we believe you do have access to such information); and
•Unless your circumstances are exceptional*, BAT is in an Open Period.

A Project Insider
You are unlikely to receive clearance to deal.
You may get clearance to Deal if you are Dealing in securities in good faith (i.e. acting genuinely):
•as the result of an order placed or an agreement concluded before you had access to Inside
Information; OR
•to satisfy a legal or regulatory obligation that arose before you had access to Inside Information.
If you require further assistance, please consult one of the Company Secretarial team listed in Section 1.

*Exceptional circumstances: If you are not in possession of Inside Information in relation to BAT and/or BATIF, you may be given clearance to deal during a
Closed Period (i) if you would otherwise suffer undue financial hardship, or (ii) there are other exceptional circumstances which require the immediate sale of shares, or (iii) the dealing is otherwise permissible under applicable law and regulation. You must notify the Company Secretary if you believe exceptional circumstances apply to you when you make your application to deal. The Clearance Panel will decide whether those circumstances are exceptional and whether you can deal.
^Bulk clearance: combined applications submitted by Group Reward, typically related to the grant or vesting of BAT shares under a Group employee share scheme.

Code for Share Dealing
SECTION 3. TYPES OF DEALING
This schedule of transactions is not an exclusive list but is intended to cover the most likely share dealing circumstances requiring clearance.
This section of the guidance should be read as a whole as potential transactions may cover one or more dealing scenarios. If you require further assistance, please contact one of the Group Company Secretarial team (contact details are listed in Section 1).
Persons who are designated as Permanent Insiders, PDMRs, or their PCA(s) are nearly always required to seek permission and to obtain clearance to deal under the Code before trading. Permanent Insiders, PDMRs and their PCAs are required to notify the Company Secretary of any transactions within 24 hours of the dealing being completed. This includes any transactions for which clearance to deal is not required.
PART A: COMMON DEALINGS OUTSIDE OF A BAT EMPLOYEE SHARE SCHEME REQUIRING CLEARANCE

Purchase or sale of BAT Securities (including shares and ADRs)	Permanent Restricted Person	Temporary Restricted Person	Project Insider	Permanent Insider	PDMR
Own Name: purchase or sale of shares	Y	Y	Y	Y	Y
Nominee and/or Brokerage Account: purchase or sale of shares	Y	Y	Y	Y	Y

Transfer of BAT Securities (including shares and ADRs)	Permanent Restricted Person	Temporary Restricted Person	Project Insider	Permanent Insider	PDMR
Transfer resulting in change in beneficial interest e.g. transfer to spouse; transfer to spouse’s nominee/brokerage account/ISA	Y	Y	Y	Y	Y
Transfer with no change in beneficial interest e.g. transfer between personal nominee/brokerage account/ISA	N	N	N	Y	Y

Dividend Reinvestment Plan (DRIP) relating to BAT Securities held outside of EquatePlus Refer to Plan Conditions in Section 9.	Permanent Restricted Person	Temporary Restricted Person	Project Insider	Permanent Insider	PDMR
Initial application to join DRIP / re-starting DRIP	Y	Y	Y	Y	Y
On-going automatic reinvestment of dividends	N	N	N	N	N
Stop DRIP (i.e. switch to cash dividends)	Y	Y	Y	Y	Y

Individual Savings Account (ISA) (e.g. a Self-Select ISA) Refer to Plan Conditions in Section 9.	Permanent Restricted Person	Temporary Restricted Person	Project Insider	Permanent Insider	PDMR
Initial application to open ISA	Y	Y	Y	Y	Y
Close of ISA	Y	Y	Y	Y	Y
Note: approval required prior to joining a dividend reinvestment plan (if applicable), please refer to DRIP section above.

Code for Share Dealing

Collective investment undertaking which may contain BAT Securities or BATIF bonds but only where those securities do not exceed 20% of the assets held by that collective investment undertaking	Permanent Restricted Person	Temporary Restricted Person	Project Insider	Permanent Insider	PDMR
Initial application to join	N	N	N	N	N
Termination of participation	N	N	N	N	N
Note: approval required prior to joining a dividend reinvestment plan (if applicable), please refer to DRIP section above.

Use of BAT Shares/ADRs as security	Permanent Restricted Person	Temporary Restricted Person	Project Insider	Permanent Insider*	PDMR*
Using BAT Shares/ADRs as security or otherwise granting a charge, lien or other encumbrance over the BAT Securities	Y	Y	Y	Y	Y
* Please refer to the 2022 Share Pledging Policy for further information.

Other	Permanent Restricted Person	Temporary Restricted Person	Project Insider	Permanent Insider	PDMR
Any other transaction or the exercise of any power or discretion effecting a change in the ownership of your beneficial interest in BAT Securities	Y	Y	Y	Y	Y
PART B: COMMON DEALINGS ASSOCIATED WITH BAT EMPLOYEE SHARE SCHEMES
This section covers common transactions related to participation in the Deferred Share Bonus Scheme (DSBS), Restricted Share Plan (RSP),
Long Term Incentive Plan (LTIP/PSP), UK Sharesave, UK SIP (Free Shares and Partnership Share Scheme), and the International Share Reward
Scheme (ISRS). For certain transactions, bulk clearance will be requested on your behalf by Group Reward and no action will be required from you. for all other transactions you must obtain clearance to Deal in accordance with the Code.  If you require further assistance, please consult one of the Group Company Secretarial team (contact details are listed in Section 1).

Deferred Share Bonus Scheme (DSBS); Restricted Share Plan (RSP); International Share Reward Scheme (ISRS)	Permanent Restricted Person	Temporary Restricted Person	Project Insider	Permanent Insider	PDMR
At grant and at vesting These events are subject to a bulk clearance, no individual clearance requests are required	N	N	N	N	N
Retention of shares after vesting (if applicable) Retained shares will be moved into your EquatePlus SPA. This transaction will be covered by bulk clearance~	N	N	N	N	N
~Note: future SPA transactions require clearance, please see SPA section below.

Code for Share Dealing

Long-Term Incentive Plan (LTIP/PSP)	Permanent Restricted Person	Temporary Restricted Person	Project Insider	Permanent Insider	PDMR
Awards granted after 1 Jan 2020: At grant and at vesting These events are subject to a bulk clearance, no individual clearance requests are required	N	N	N	N	N
Pre 2020 LTIP: Exercise of options following vesting Including exercise of phantom awards (SARs)	Y	Y	Y	Y	Y
Pre 2020 LTIP: Sale of some or all shares after exercise e.g. sell all shares, sell sufficient shares to meet tax liability	Y	Y	Y	Y	Y
Retention of shares after vesting or exercise (if applicable) Retained shares will be moved into your EquatePlus SPA. This transaction will be covered by bulk clearance^	N	N	N	N	N
^Note: future SPA transactions require clearance, please see SPA section below.

EquatePlus Share Plan Account (SPA) Refer to Plan Conditions in Glossary	Permanent Restricted Person	Temporary Restricted Person	Project Insider	Permanent Insider	PDMR
Initial application to join Dividend Reinvestment Plan (DRIP) This default event is subject to a bulk clearance, no individual clearance request is required	N	N	N	N	N
On-going automatic reinvestment of dividends	N	N	N	N	N
Stopping DRIP (i.e. switching to cash dividends)	Y	Y	Y	Y	Y
Re-starting DRIP	Y	Y	Y	Y	Y
Sale of shares	Y	Y	Y	Y	Y
Transfer of shares out with no change in beneficial interest e.g. transfer into own nominee/brokerage account/ISA; transfer into certificated shares	N	N	N	N	Y

UK SIP (Partnership Shares), and/or US 401K with Share Purchase element Refer to Plan Conditions in Glossary.	Permanent Restricted Person	Temporary Restricted Person	Project Insider	Permanent Insider	PDMR
Initial application to join	Y	Y	Y	Y	Y
Variation of monthly contribution levels	Y	Y	Y	Y	Y
On-going automatic monthly purchase of shares	N	N	N	N	N
Stopping or restarting monthly contributions	Y	Y	Y	Y	Y
Transfer of shares from scheme (e.g. into EquatePlus SPA)*	Y	Y	Y	Y	Y
Sale of shares	Y	Y	Y	Y	Y
On-going automatic reinvestment of dividends on SIP shares	N	N	N	N	N
*Future SPA transactions require clearance, please see SPA section above. (N/A to US 401K)

Code for Share Dealing

UK SIP (Free Shares) Refer to Plan Conditions in Glossary.	Permanent Restricted Person	Temporary Restricted Person	Project Insider	Permanent Insider	PDMR
Initial application to join	Y	Y	Y	Y	Y
On-going annual award of shares	N	N	N	N	N
Transfer of shares from scheme (e.g. into EquatePlus SPA)*	Y	Y	Y	Y	Y
Sale of shares	Y	Y	Y	Y	Y
On-going automatic reinvestment of dividends on SIP shares	N	N	N	N	N
*Future SPA transactions require clearance, please see SPA section above.

UK Sharesave Scheme Refer to Plan Conditions in Glossary.	Permanent Restricted Person	Temporary Restricted Person	Project Insider	Permanent Insider	PDMR
Initial application to join	Y	Y	Y	Y	Y
Withdrawal from the Scheme & close of account	Y	Y	Y	Y	Y
Exercise of options or withdraw savings	Y	Y	Y	Y	Y
Sale of shares after exercise	Y	Y	Y	Y	Y
Retention of shares after exercise Retained shares will be moved into your Equateplus SPA and do not require individual clearance requests#	N	N	N	N	N
#Note: future SPA transactions require clearance, please see SPA section above.
PART C: DEALINGS BY A PERSON CLOSELY ASSOCIATED WITH YOU (applies only to Permanent Insiders and PDMRs)
This section sets out the transactions where a Permanent Insider/PDMR’s PCAs need to seek clearance to deal. Permanent Insiders and PDMRs are responsible for seeking clearance on behalf of their PCAs.
Permanent Insiders and PDMRs must ensure their PCAs notify the Company Secretary of all transactions once the dealing has been completed and this includes transactions for which clearance to deal is not required.

Transactions by a Person Closely Associated With You (PCA)
Purchase or Sale of Shares/ADRs
Transfer of Shares/ADRs
Joining/Terminating a Dividend Reinvestment Plan (DRIP)
Opening/Closing an ISA
Other investment undertaking which may contain BAT Shares or BATIF bonds where those securities do not exceed 20% of the assets held by that collective investment undertaking
Any other transaction or the exercise of any power or discretion effecting a change in the ownership of a PCA’s beneficial interest in the BAT Shares
Note: clearance to deal will not be granted during a Closed Period unless there are exceptional circumstances – please refer to Section 2 for further details.
1 Excluding weekends and UK bank holidays

SECTION 4. CLEARANCE PROCEDURE
PDMRs and their PCAs - please complete and sign the appropriate Share Dealing
Form and send it to the CoSec department (nancy.jiang@bat.com) copying in Group
Company Secretary of BAT, Caroline Ferland (Caroline_Ferland@bat.com)
Other individuals – please submit your request via the InsiderTrack portal
www.batsharedealingcode.com
MEMBER(S) OF THE CLEARANCE PANEL*
The relevant Clearance Panel member(s) will depend on your role:

I am:	Clearance Panel member(s)
The Chair of BAT	Chief Executive of BAT (if not present then the Company Secretary or any other Executive Director)
The Chief Executive or an Executive Director	Chair of BAT (if not present then the Company Secretary or another Executive Director)^
A Non-Executive Director (other than the Chair) or the Company Secretary	An Executive Director of BAT
Other individuals	The Company Secretary of BAT or, in his/her absence, a nominated individual^
Applying to Deal in exceptional circumstances	Any Director of BAT^
*All clearance requests are to be sent to the Company Secretary for corporate governance purposes.
^ For the avoidance of doubt, an individual cannot approve his/her own request to deal.
APPROVAL PROCESS
1.Clearance requests for Permanent Insiders, PDMRs and their PCAs should be submitted using the relevant form which can be found on the Hub. Clearance requests from all other individuals required by the Code to seek permission do Deal should be submitted to the Company Secretary through the
InsiderTrack portal (a link can be found on the Hub).
2.Permission to Deal will be approved or refused within three Business Days of the request being submitted. You will be notified of the decision.
3.Where permission to Deal is granted, you must Deal as soon as possible and in any event within 48 hours1 of clearance being granted (or such shorter period as the Clearance Panel may specify), after which a fresh application to Deal must be made.
4.BAT will maintain a record of all clearance requests and the response of the Clearance Panel.
5.Clearance to Deal will not be given when the Clearance Panel has reason to believe that the proposed
Dealing is in breach of this Code, irrespective of whether BAT is in an Open Period.
6.Permanent Insiders, PDMRs and their PCAs must notify the Company Secretary within 24 hours of dealing and undertake to provide the Company Secretary with a copy of the trade confirmation containing the details of the completed transaction.
NOTE: Permission to Deal from the Clearance Panel in accordance with the Code will not, in itself, provide a defence to prosecution for an offence.

SECTION 5. GLOSSARY
When applying the defined terms below to any individual who is a PDMR, a Permanent Restricted Person, a Temporary Restricted Person, or a Project Insider of BATIF, all references to BAT shall also be taken as referring to BATIF.
BAT means British American Tobacco p.l.c.
BATIF means B.A.T. International Finance p.l.c.
BAT Group means BAT and its subsidiary undertakings.
Business day means any day which is not a Saturday or Sunday, Christmas Day, Good Friday or a bank holiday in England.
Closed Period means:
•The period from the end of the relevant financial year up to the release of BAT’s full year results announcement; and
•30 days immediately before the release of BAT’s half-year results announcement.
•Details of the start and end of each closed period can be found on the Hub.
Dealing includes:
•any acquisition or disposal of, or agreement to acquire or dispose of, or any cancellation of any agreement to acquire or dispose of, any of the securities of BAT;
•entering into a contract (including a contract for difference) the purpose of which is to secure a profit or avoid a loss by reference to fluctuations in the price of any of the securities of BAT;
•the grant, acceptance, acquisition, disposal, exercise or discharge of any option (whether for the call, or put or both) to acquire or dispose of any of the securities of BAT;
•the exercise of phantom options or awards comprising notional shares of BAT granted under BAT’s executive share schemes;
•entering into, or terminating, assigning or novating any stock lending agreement in respect of the securities of BAT;
•exercising options, awards or rights under BAT's employee share schemes;
•electing to participate in BAT's employee share schemes or Trading Plan;
•subscriptions to a capital increase or debt instrument issuance in respect of the securities of BAT;
•using as security, or otherwise granting a charge, lien or other encumbrance over the securities of
BAT;
•gifts and donations made or received, including the receipt of BAT securities through an inheritance;
•any transactions made under a life insurance policy, where the policyholder is bound by the terms of the Code and they bear the investment risk and have the power or discretion to make investment decisions in relation to the policy. No notification obligation is imposed on the insurance company;
•any transaction, including a transfer for nil consideration, or the exercise of any power or discretion effecting a change of ownership of a beneficial interest in the securities of BAT;
•any other right or obligation, present or future, conditional or unconditional, to acquire or dispose of any securities of BAT; and
•any other transaction or the exercise of any power or discretion, effecting a change in the ownership or beneficial interest in the securities of BAT.
This is a non-exhaustive list. If you are in any doubt as to whether a proposed transaction would be classified as a dealing, please contact one of the Group Company Secretarial team (contact details are listed in Section 1) for further guidance.

Financial Instruments means:
•transferable securities, which means shares in companies and other securities equivalent to shares in companies, bonds and other forms of securitised debt which are negotiable on the capital market and any other securities normally Dealt in giving the right to acquire any such transferable securities by subscription or exchange or giving rise to a cash settlement excluding instruments of payment;
•units in collective investment undertakings;
•money-market instruments;
•financial-futures contracts, including equivalent cash-settled instruments;
•interest-rate, currency and equity swaps;
•options to acquire or dispose of any instrument falling into these categories, including equivalent cash-settled instruments (including options on currency and on interest rates);
•derivatives on commodities and for the transfer of credit risk;
•financial contracts for differences;
•tradable emission allowances; or
•any other instrument admitted to trading on a regulated market in the UK, a European Union member state, or any other state for which a request for admission to trading on such a market has been made.
Group Confidential Information means information of a precise nature that:
•has not been made public;
•relates, directly or indirectly, to BAT or to its shares or American Depositary Receipts or other financial instruments of BAT;
•would, if made public, not be likely to have a significant effect on the price of BAT’s shares or
American Depositary Receipts or other financial instruments or on the price of related investments;
and
•has been deemed confidential information by the Disclosure Panel of BAT.
Information would be likely to have a significant effect on price if and only if it is information of a kind which a reasonable investor would be likely to use as part of the basis of his investment decision.
Group Confidential Lists are lists of people who are involved in such Group level project or matter of a confidential nature which gives rise to Group Confidential Information.
Such lists are typically set up by the Group Company Secretarial team or a team within the wider Legal
Affairs, and persons on the list will be notified by the list manager.
Group Confidential Lists are not the same as the Restricted Persons list or Project Insider lists. A person on a Group Confidential List may not discuss that specific project with anyone not on the list, however they are free to deal in BAT securities subject to seeking clearance. A Group Confidential List may be converted to a Project Insider List at any time, if this happens impacted individuals will be notified by the Group
Company Secretarial team.
Inside Information means information of a precise nature which:
•has not been made public;
•relates, directly or indirectly, to BAT or to its shares or American Depositary Receipts or other financial instruments of BAT;
•would, if made public, be likely to have a significant effect on the price of BAT’s shares or American
Depositary Receipts or other financial instruments of BAT or on the price of related investments; and
•has been deemed Inside Information by the Disclosure Panel of BAT.
Information would be likely to have a significant effect on price if and only if it is information of a kind which a reasonable investor would be likely to use as part of the basis of his investment decision.

If you are unsure whether or not you have Inside Information, please contact one of the Group Company
Secretarial team (contact details are listed in Section 1) for advice.
Open Period means any time that is not a Closed Period.
PDMR means a person discharging managerial responsibilities and includes the Chair of BAT, members of the Main Board of BAT, and members of the Management Board of BAT.
Permanent Insider means the Chair of BAT and Executive Director(s) of BAT.
Persons Closely Associated (PCAs) (only relevant to Permanent Insiders and PDMRs) means:
•Immediate family members: spouse or civil partner and children/stepchildren under 18 years old.
•Close relatives: any relative who, on the date of transaction in question, has shared the same household as you for at least 12 months.
•Associated companies, trusts or partnerships: any company, trust or partnership in which you or your
PCA has or have an interest (direct or indirect) comprising at least 50% of the equity share capital (or equivalent) or which carry 50% of the voting rights at a General meeting or Board Meeting (or equivalent).
•Controlled companies, trusts or partnerships: a company, partnership or trust in which you or your
PCA (by virtue of this definition) is a Director or a senior executive who has power to make management decisions affecting the future development and business prospects of that company.
•Benefiting companies, trusts or partnerships: a company, partnership or trust which is set up for the benefit of you or your PCA.
•Equivalent interest companies, trusts or partnerships: a company, partnership or trust the interests of which are substantially equivalent to those of you or your PCA.
Plan Conditions means the following conditions as may be applicable to dividend/share reinvestment plans, savings plans, the UK SIP and the UK Sharesave Scheme, together “the Plans”:
1.you cannot enter into the Plan in a Closed Period, unless the Plan involves part payment of remuneration in the form of securities and is entered into upon commencement of your employment or, if you are a Non-Executive Director, your appointment to the Board;
2.you cannot carry out the purchase of the securities under the Plan during a Closed Period, unless you entered into the Plan at a time when BAT was not in a Closed Period and you are irrevocably bound under the terms of the Plan to carry out a purchase of securities at a fixed point in time which falls in a
Closed Period;
3.you do not cancel or vary the terms of you participation, or carry out sales of securities within the Plan during a Closed Period.
Project Insider means, a person engaged in relation to any project or other matter of a confidential nature which the Disclosure Panel of BAT has decided gives rise to Inside Information.
Project Insider Lists are lists of people who have access to Inside Information and must obtain permission to deal for the duration of the project. You will be notified if you are added to a Project Insider List by the
Group Company Secretarial team.
Project Insider Lists are not the same as the Permanent or Temporary Restricted Persons Lists.
All Project Insider Lists are managed by the Group Company Secretarial team on behalf of the Disclosure
Panel.
Related Investments means, in relation to a financial instrument, an investment whose price or value depends upon the price or value of the financial instrument.
Restricted Person (Permanent and/or Temporary) means a person who is considered to have access to sensitive information as part of their daily work. Restricted Persons are recorded on either the Permanent or Temporary Restricted Persons lists.

Restricted Persons (Permanent and/or Temporary) List is a list of people who are not permitted to deal during Closed Periods and must obtain permission to deal at all other times. You will be notified if you are added to the Restricted Persons list. Please note that the Restricted Persons list is not the same as Group
Confidential lists and Project Insider lists.
Securities means any publicly traded or quoted BAT securities or any securities that are convertible into such securities and includes but is not limited to shares, American Depositary Receipts, perpetual bonds and publicly-traded bonds, and may, where relevant, include notional shares of BAT granted under phantom option or award arrangements.
Trading Plan means a written plan between a person to whom this Code applies and an independent third party entered into during an Open Period (subject to obtaining clearance) which sets out a strategy for the acquisition and/or disposal of securities by a specified person and:
•specifies the amount of securities to be Dealt in and the price at which and the date on which the securities are to be dealt in; or
•gives discretion to that independent third party to make trading decisions about the amount of securities to be dealt in and the price at which and the date on which the securities are to be dealt in;
or
•includes a written formula or algorithm, or computer program, for determining the amount of securities to be dealt and the price at which and the date on which the securities are to be dealt.
Trading Plans include, but are not limited to, a plan falling under Rule 10b5-1 of the U.S. Securities and
Exchange Act of 1934 (Exchange Act). You must seek clearance to deal prior to entering such a plan.
If you are in any doubt as to whether a proposed transaction would be classified as a dealing, please contact one of the Group Company Secretarial team (contact details are listed in Section 1) for further guidance.